Exhibit 10.2

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is entered into as of September 10, 2009, and effective as of September 1, 2009 between DEEP DOWN, INC., a Nevada corporation (“Borrower”), and WHITNEY NATIONAL BANK, a national banking association (the “Lender”).  Capitalized terms used but not defined in this Waiver have the meanings given them in the Credit Agreement (defined below).

RECITALS

A.           Borrower and Lender entered into that certain Credit Agreement dated as of November 11, 2008 (as amended by the First Amendment to Credit Agreement dated December 18, 2008, the Second Amendment to Credit Agreement dated February 13, 2009, the Third Amendment to Credit Agreement dated May 29, 2009, and as further amended, restated, or supplemented, the “Credit Agreement”).

B.           Borrower has informed Lender of circumstances that, absent the waiver provided under this Agreement, would constitute the basis for a Default under the Credit Agreement arising pursuant to Section 11.9 thereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.           Waiver.  Subject to the conditions set out in this Agreement, Lender (a) waives any violation of Section 11.9 of the Credit Agreement, or any Default arising thereunder, resulting solely from the resignation of Robert E. Chamberlain, Jr. and his ceasing to be an executive officer of the Borrower (constituting a Change of Management under the Credit Agreement), and (b) agrees not to exercise any of the rights or remedies available to it under the Loan Documents as a result of the violation or Default described in clause (a) above.

2.           Conditions.  This Agreement shall be effective once each of the following have been delivered to Lender:

(a)           this Agreement executed by Borrower and Lender; and

(b)           such other documents as Lender may reasonably request.

3.           Miscellaneous.

(a)           Headings.  The headings and captions used in this Agreement are for convenience only and will not be deemed to limit, amplify or modify the terms of this Agreement, the Credit Agreement, or the other Loan Documents.

(b)           Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Agreement, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

(c)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(d)           Multiple Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Agreement may be transmitted and signed by facsimile or portable document format (PDF).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender.  Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

(e)           Governing Law.  This Waiver must be construed, and its performance enforced, under Texas law.

(f)           Entirety.  This Waiver Represent the Final Agreement Between Borrower and Lender relating to the subject matter of this waiver and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements among the Parties.

[Signatures are on the following page.]

The Agreement is executed as of the date set out in the preamble to this Agreement.

BORROWER:

DEEP DOWN, INC., a Nevada corporation

By:	/s/ Eugene L. Butler
Eugene L. Butler
Chief Financial Officer

LENDER:

WHITNEY NATIONAL BANK, a national banking association

By:	/s/ Paul W. Cole
Paul W. Cole
Vice President

Signature Page to Waiver Agreement